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                                                                   Exhibit 10.56

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of March 20, 2002, by and between Mohawk Industries, Inc., a Delaware corporation ("Mohawk"), Dal-Tile International Inc., a Delaware corporation (the "Company"), and W. Christopher Wellborn (the "Executive"), to be effective on the effective date (the "Effective Date") of the merger (the "Merger") of Maverick Merger Sub, Inc., a Delaware corporation ("Merger Sub") and the Company, pursuant to the terms of a merger agreement dated November 19, 2001 among Mohawk, the Company and Merger Sub (the "Merger Agreement").

         The Company is engaged in the business of the manufacture, distribution and marketing of glazed and unglazed tile. The Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions of this Agreement.

             This Agreement shall supersede all other Agreements between Executive and Company, and any employment agreements between Executive and Company, but shall not supersede any stock option or indemnity agreements between Executive and Company.

         NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereby agree as follows:

         1. Term of Employment. The term of the Executive's employment under
            ------------------
this Agreement (the "Term") shall commence on the Effective Date and continue through and expire on March 20, 2004 unless earlier terminated as herein provided.

         2. Change of Control Agreement Payment. Mohawk, Company, and Executive
            -----------------------------------
agree that Company shall pay to Executive on the Effective Date, pursuant to the terms of a Change of Control Agreement effective as of October 1, 2000, between Executive and Company (the

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"Change of Control Agreement"), the amount of $2,019,384 in cash, subject to all applicable withholding taxes, with such sum calculated in the manner set forth on Exhibit A hereto. In the event the payment made pursuant to this Section 2 shall be determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mohawk and Company agree that additional payments shall be made to Executive pursuant to the terms and conditions of Section 16 of the Change of Control Agreement. In order to ensure the accurate reporting of all payments by the Company pursuant to this Section 2, Company agrees to provide the Executive with the services of a public accounting firm for the purpose of preparing Executive's tax returns for the 2002 taxable year.

         3. Duties of Employment. The Executive hereby agrees for the Term to
            --------------------
render his exclusive services to the Company as its President and, in connection therewith, to perform such duties commensurate with his office as he shall reasonably be directed by the Chief Executive Officer of Mohawk (the "CEO") or by an individual designated by the CEO to perform. The Executive shall devote during the Term all of his business time, energy and skill to his executive duties hereunder and perform such duties faithfully and efficiently, except for reasonable vacations and except for periods of illness or incapacity. When and if requested to do so by the CEO or an individual designated by the CEO, the Executive shall, for no additional compensation, serve as a director of the Company or of Mohawk, and a director or officer of any subsidiary or affiliate of the Company or Mohawk, provided that the Executive shall be indemnified in the same manner as other Mohawk employees in a similar position for liabilities incurred by him in his capacity as a director or an officer as provided in the Company's (or Mohawk's) Certificate of Incorporation and By-Laws as in effect from time to time. Executive

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shall not be required or expected to serve as a director of the Company, Mohawk, or any affiliate or subsidiary of either upon the termination of his employment with the Company.

         4. Compensation and Other Benefits.
            -------------------------------

                   4.1 Salary. As compensation for all services to be rendered
                       ------
by the Executive during the Term, the Company shall pay to the Executive a salary at the rate of $400,000 per year (which may be increased from time to time by the Board (the "Annual Salary"), payable in accordance with the Company's usual payroll practices for executives. The Executive shall be eligible to receive annual salary reviews and salary increases as authorized by the Board.

                  4.2 Bonus. In addition to his Annual Salary, the Executive
                      -----
shall be eligible to be paid a bonus consistent with other senior executives of Mohawk each fiscal year of the Company (the "Annual Bonus") in accordance with the Company's bonus plan (the "Plan"), which Annual Bonus shall be determined by the Compensation Committee of the Board.

                  4.3 Stock Options. Concurrent with the Effective Date of this
                      -------------
Agreement, Mohawk will grant stock options (the "Options") to Executive to purchase 25,000 shares of Mohawk common stock in accordance with the terms and provisions of the Mohawk Stock Option Plan. The terms and conditions of the Options shall be set forth in a written agreement (the "Stock Option Agreement") shall be consistent with the terms and conditions of stock option agreements applicable to comparable executives of Mohawk. Mohawk agrees that Executive shall participate in future grants of stock options in a manner comparable to similar Mohawk executives who are on a similar bonus program.

                  4.4 Participation in Employee Benefit Plans. Commencing on the
                      ---------------------------------------
respective eligibility dates of the employee benefit plans, during the Term, the Executive shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program,

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pension plan, similar benefit plan or other so-called "fringe benefit programs"
of the Company as now existing or as may hereafter be revised or amended.

                  4.5 Vacation. The Executive shall be entitled to three (3)
                      --------
weeks vacation per annum.

         5. Covenants By Executive. In order to induce the Company to enter
            ----------------------
this Agreement and the Stock Option Agreement, the Executive hereby agrees as follows:

                  5.1 Acknowledgments of Executive. The Executive acknowledges
                      ----------------------------
that (i) his work for the Company will give him access to trade secrets of and confidential information concerning Mohawk, the Company, and affiliates thereof (the "Companies") including, without limitation, information concerning their organization, business, affairs, operations, "know-how", customer lists, details of client or consultant contracts, pricing policies, financial information, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, technical processes, projects of the Companies, financing projections, budget information and procedures, marketing plans or strategies, and research products (collectively, the "Trade Secrets"); and
(ii) the agreements and covenants contained in this Section 5 are essential to protect the Trade Secrets of the Companies.

                  5.2. Confidential Information; Personal Relationships. During
                       ------------------------------------------------
the term of Executive's employment by the Company and for a two-year period after the termination of such employment (the "Restricted Period") the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters and Trade Secrets of the Companies.

                  5.3 Property of the Companies. All memoranda, notes, lists,
                      -------------------------
records and other documents or papers, (and all copies thereof), including such items stored in computer memories,

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on microfiche or by any means, made or controlled by or on behalf of the
Executive, or made available to the Executive relating to the Companies are and shall be the Companies' property and shall be delivered to the Companies upon the termination of Executive's employment hereunder unless requested earlier by the Companies.

                  5.4 Business Opportunities. The Executive acknowledges that
                      ----------------------
the Companies have been considering, and during the term of his employment may consider, the acquisition of various entities engaged in the business carried on by the Companies and that it would be harmful and damaging to the Companies if he were to become interested in any such entity without the Company's prior consent. During the term of his employment, the Executive will not, without the Company's prior consent, become interested in any such entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, if the Executive is aware that the Companies are considering the acquisition of such entity.

                  5.5 Agreement Not to Compete. The Executive agrees that,
                      ------------------------
commencing on the date hereof, and continuing through the period ending two years after the Effective Date, Executive will not, within the United States either directly or indirectly, engage in or provide managerial, supervisory, sales, financial, administrative, or consulting services or assistance to, or own a beneficial interest in, any Competing Business. For purposes of this Agreement, "Competing Business" shall be defined as any business entity (whether formed as a corporation, partnership, limited liability company, or otherwise) that is engaged primarily in the business of the manufacture, distribution, and marketing of glazed and unglazed tiles.

                  5.6. Agreement Not to Solicit Customers. The Executive agrees
                       ----------------------------------
that, commencing on the date hereof and continuing through the period ending two years after the

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Effective Date, he will not, within the United States, either directly or indirectly, solicit, divert or appropriate, to any Competing Business any customer or client who was serviced by or under the supervision of the Company.

                  5.7 Agreement Not to Solicit Employees. The Executive agrees
                      ----------------------------------
that, commencing on the date hereof and continuing through the period ending two years after the Effective Date, he will not, either directly or indirectly, solicit or divert any person employed by the Company ("Former Company Employee").

         6. Termination.
            -----------

                  6.1 Termination Upon Death. If the Executive dies during the
                      ----------------------
Term, this Employment Agreement shall terminate immediately, except that the Executive's legal representatives shall be entitled to receive (i) any Annual Salary to the extent such Annual Salary has accrued and remains payable up to the date of the Executive's death (to be paid in accordance with the Company's usual payroll practices for executives), plus (ii) a pro-rata share of the Annual Bonus for the fiscal year in which Executive's death occurs, reflecting the portion of the year that had elapsed prior to Executive's death multiplied by the greater of (A) Executive's target bonus for that year or (B) the average bonus received by Executive for the two prior fiscal years, plus (iii) any benefits to which the Executive, his heirs or legal representatives may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

                   6.2 Termination Upon Disability. If the Executive becomes
                       ---------------------------
disabled during his employment hereunder so that he is unable substantially to perform his services hereunder for 180 consecutive days, then the terms of this Agreement may be terminated by resolution of the Board sixty days after the expiration of such 180 days, such termination to be effective upon

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delivery of written notice to the Executive of the adoption of such resolution;
provided, that the Executive shall be entitled to receive (i) any accrued and unpaid Annual Salary through such effective date of termination (to be paid in accordance with the Company's usual payroll practices for executives), plus
(ii) a pro-rata share of the Annual Bonus for the fiscal year in which Executive's disability occurs, reflecting the portion of the year that had elapsed prior to Executive's disability multiplied by the greater of (A) Executive's target bonus for that year or (B) the average bonus received by Executive for the two prior fiscal years, plus (iii) any benefit to which the Executive may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

                  6.3 Termination for Cause. The Company has the right, at any
                      ---------------------
time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for "Cause" (as defined below). If such right is exercised, the Executive shall be entitled to receive unpaid and accrued Annual Salary prorated through the date of such termination, any benefits vested as of the date of such termination, and any other compensation or benefits otherwise required to be paid under applicable law. Except for such payments, the Company shall be under no further obligation to the Executive. The term "Cause" shall mean and include (i) the conviction of or plea of guilty by the Executive of any felony or other serious crime involving the Company, or (ii) gross or willful misconduct by the Executive in the performance of his duties hereunder; provided however, that no act shall be considered gross or willful misconduct if the Executive was acting in good faith or in a manner not opposed to the interests of the Company or
(iii) if the Executive breaches one of his covenants under Section 5 of this Agreement. The Company shall be entitled to terminate the Executive for Cause only

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upon approval of a resolution adopted by the affirmative vote of not less than two-thirds of the membership of either the Mohawk Board or the Company Board (in either case excluding Executive). The Company agrees to provide to the Executive prior written notice (the "Notice") of its intention to terminate Executive's employment for Cause, such Notice to state in detail the particular acts or failure to act which constitute grounds for the termination. The Executive shall be entitled to a hearing before the applicable Board to contest the Board's findings, and to be accompanied by counsel. Such hearing shall be held within 45 days of the request thereof to the Company by the Executive, provided that such request must be made within 15 days of delivery of the Notice. If, following any such hearing, the Board maintains its determination to terminate the Executive's employment for Cause, the effective date of such termination shall be as specified in the Notice.

                  6.4 Termination Without Cause. The Company shall have the
                      -------------------------
right at any time during the term to terminate the Executive's employment hereunder without Cause. Upon such termination, or the termination by the Executive for Good Reason, the Executive shall receive his Annual Salary for the remainder of the term paid in accordance with the company's usual payroll practices. In addition, the Executive will be entitled to annual bonuses for any fiscal year that begins on or prior to the end of the term of this Agreement, with such bonuses based on the greater of (A) Executive's target bonus or
(B) the average bonus received for the two (2) prior fiscal years paid in accordance with the company's usual payroll practices. The Company will also be required to provide to the Executive for the remainder of the term of this Agreement all medical and dental benefits as specified in Section 4.4 hereof and, if one or more such benefits cannot be provided to the Executive pursuant to the terms of the Company's benefit plans, to

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reimburse the Executive in cash for such amount as required in the event the
Executive purchases such benefit.

                  For purposes of this Agreement, "Good Reason" shall mean
(i) a reduction in the Annual Salary or Bonus Opportunity as specified in
Section 4.1 or 4.2, (ii) a relocation of the Executive more than 100 miles outside of the Dallas/Fort Worth Metropolitan area, or (iii) a change in Executive's job title to a position other than President.

                  6.5 Other. Except as otherwise provided herein, upon the
                      -----
expiration or other termination of this Agreement, including the resignation of Executive, all obligations of the Company shall forthwith terminate, except as to any stock option rights as provided in the Stock Option Agreement and except as otherwise required by applicable law.

             7. Expenses.
                --------

                  7.1 General. During the Term, the Executive will be reimbursed
                      -------
for his reasonable expenses incurred for the benefits of the Company in accordance with the general policy of the Company or directives and guidelines established by management of the Company and upon submission of documentation satisfactory to the Company. With respect to any expenses that are to be reimbursed by the Company to the Executive, the Executive shall be reimbursed upon his presenting to the Company an itemized expense voucher.

          8. Provisions.
             ----------

                  8.1 Notices. Any notice or other communication required or
                      -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile

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transmission or, if mailed, five days after the date of deposit in the United
States mail, as follows:

                  (i)      if to the Company, to:

                           Dal-Tile International Inc.
                           7834 Hawn Freeway
                           Dallas, Texas 75217
                           Attention: General Counsel

                           with a copy to:
                           Mohawk Industries, Inc.
                           160 South Industrial Blvd
                           Calhoun, Georgia 30701
                           Attention:  John Swift, Chief Financial Officer

                  (ii)     if to the Executive, to:
                           W. Christopher Wellborn
                           908 Suffolk Court
                           Southlake, Texas 76092

Any party may change its address for notice hereunder by notice to the other parties hereto.

                  8.2 Entire Agreement. This Agreement and the Stock Option
                      ----------------
Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

                  8.3 Waivers and Agreements. This Agreement may be amended,
                      ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

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                  8.4 Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State.

                  8.5 Successors, Binding Agreement, Assignment. The Company
                      -----------------------------------------
will require any successor (whether, direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as would apply if the Executive terminated his employment pursuant to Section 6.4 hereto (except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination). As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such designee, to his estate. Executive may not delegate the performance of any of his

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duties hereunder. Neither party hereto may assign any rights hereunder without the written consent of the other party hereto.

                  8.6 Counterparts. This Agreement may be executed in two
                      ------------
counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

                  8.7 Headings. The headings in this Agreement are for reference
                      --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9. Arbitration. Any and all disputes arising out of or relating to this
            -----------
Agreement or the breach, termination or validity thereof shall be settled by arbitration before a sole arbitrator in accordance with the then current CPR Rules for Non-Administered Arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 116, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitration shall be held in Atlanta, Georgia, and unless the parties agree otherwise, the arbitrator shall be selected from CPR's panel of neutrals.

         Either party may demand arbitration by sending to the other party by certified mail a written notice of demand for arbitration, setting forth the matters to be arbitrated. The arbitrator shall have the authority to award only compensatory damages, and neither party shall be entitled to written or deposition discovery from the other. The Company will pay the fees and expenses of the arbitrator, as well as any attorneys' fees, expert witness fees, and other expenses. The arbitrator shall have no authority to alter, amend or modify any of the terms and conditions of this Agreement.

         Before arbitrating the dispute, the parties, if they so agree, may endeavor to settle the dispute by mediation under the then current CPR Mediation Procedure. Unless otherwise agreed,

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the parties will select a mediator from the CPR panel of neutrals. If the mediation is not successfully concluded within thirty (30) days, the dispute will proceed to arbitration as set forth above.

         Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any notice of termination giving rise to the dispute was given and continue him as a participant in all Compensation, benefit and insurance plans in which he was then participating, until an award has been entered by the arbitrator. Any amounts paid hereunder shall be set off against or reduced by any other amounts due under this Agreement.

         10. Legal Fees and Expenses.
             -----------------------

         It is the intent of the Company and Mohawk that the Executive not be required to incur the legal expenses associated with (i) the obtaining of any right or benefit under this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company and Mohawk irrevocably authorize the Executive from time to time to retain counsel of his choice, at the expense of the Company and/or Mohawk to the extent hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against Mohawk, the Company, or any Director, officer, stockholder or other person affiliated with Mohawk or the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between (i) Mohawk or the Company and (ii) such counsel, Mohawk and the Company irrevocably consent to the Executive's entering into an attorney-client relationship with such counsel, and in that connection Mohawk, the Company, and the Executive

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agree that a confidential relationship shall exist between the Executive and such counsel. Mohawk and/or the Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive under this Section 10, provided that Mohawk and/or the Company shall be responsible (in the aggregate) only for a maximum of $7,500 in legal fees hereunder, provided further that if such legal fees relate to the initiation or defense of a legal action in which the Executive is the prevailing party on one or more substantive issues, the $7,500 limitation on Mohawk and/or the Company's responsibility for legal fees shall not apply.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                DAL-TILE INTERNATIONAL INC.


                                By:
                                   ------------------------------------
                                Name:
                                     ----------------------------------
                                Title:
                                      ---------------------------------

                                MOHAWK INDUSTRIES, INC.


                                By:
                                   ------------------------------------
                                Name:
                                     ----------------------------------
                                Title:
                                      ---------------------------------




                                ---------------------------------------
                                W. Christopher Wellborn

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                                    Exhibit A
                      Change of Control Payment Computation


(A) Current Salary       $360,000 x 3       =       $1,080,000

Bonus:
2000                 $322,956
2001                 $303,300
                     --------

Total                $626,256

Average Bonus        $313,128

(B) Average Bonus X 3                       =       $  939,384


Change of Control Amount (A+B)              =       $2,019,384

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